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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): December 15, 2003



                             XO COMMUNICATIONS, INC.
               (Exact name of registrant as specified in charter)


Delaware                           0-30900                       54-1983517
(State or other                (Commission File                (IRS Employer
jurisdiction of                     Number)                  Identification No.)
incorporation)



11111 Sunset Hills Road, Reston, Virginia                               20190
(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code: 703-547-2000



          (Former name or former address, if changed from last report)

Item 12. Results of Operations and Financial Condition.

     On December 15, 2003, XO Communications, Inc. announced that it received $192.0 million in value, consisting of $164.8 million in cash and $27.2 million of Global Crossing common stock (based on the closing price of $33 per share of Global Crossing common stock as of December 12, 2003), in exchange for the $158.5 million XO Communications paid to acquire approximately 34% of pre-petition senior debt of Global Crossing.

     The cash payment and shares of common stock were distributed by Global Crossing upon its emergence from bankruptcy and represent the recovery on the investment XO Communications made in its earlier effort to acquire all of the assets of Global Crossing. In addition, XO Communications retains the rights to approximately 34% of the proceeds, if any, from the pending lawsuit between Global Crossing's bank group and former Global Crossing officers and directors that seeks $1.7 billion in damages.

Item 7. Financial Statements and Exhibits.

     Exhibits. XO Communications, Inc.

     99.1   Press Release of XO Communications, Inc., dated December 15, 2003.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        XO COMMUNICATIONS, INC.

                                        By: /s/ Wayne Rehberger
                                            ------------------------------
                                            Name:  Wayne Rehberger
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

December 16, 2003

                                  Exhibit Index
                                  -------------


Exhibit No.   Description
-----------   -----------

 99.1         Press Release of XO Communications, Inc., dated December 15, 2003.